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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-92594, 33-92596, 33-92598, 33-92600, 33-92602, 33-92604,
33-92606, 33-92610, 33-92612, 33-92614, 33-92616, 33-92618, 33-92620, 33-92626,
33-92628, 33-92630, 33-92674, 33-93178 of U.S. Industries, Inc. of our report dated November 11, 1996 with respect to the consolidated/combined financial statements and schedule included in U.S. industries, Inc.'s Annual Report on Form 10-K for the year ended September 28, 1996.

/s/ Ernst & Young LLP

New York, New York
November 20, 1996